EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 33-44421) on Form S-8 of DeVry Inc. of our report dated June 27, 2014, relating to our audit of the financial statements and supplemental schedules of the DeVry Inc. Success Sharing Retirement Plan, which appears in this Annual Report on Form 11-K of the DeVry Inc. Success Sharing Retirement Plan for the year ended December 31, 2013.

/s/ McGladrey, LLP
McGladrey, LLP
Indianapolis, Indiana
June 27, 2014

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